UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2017 (December 27, 2016)

GLYECO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30396	45-4030261
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

230 Gill Way
Rock Hill, South Carolina 29370

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively, “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management.  When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions identify forward looking statements as they relate to our business or our management.  Such statements reflect management’s current view of our business with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of our Annual Report filed on Form 10-K entitled “Risk Factors”) relating to our industry, operations and results of operations, and other relevant aspects of our business.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements contained within this Form 8-K and elsewhere.

Item 1.01	Entry into a Material Definitive Agreement

Acquisitions

WEBA Acquisition

On December 27, 2016, (the “Closing Date”) GlyEco, Inc. (the “Company”) closed its acquisition of WEBA Technology Corp. (“WEBA”) pursuant to a Stock Purchase Agreement (the “WEBA SPA”) by and among the Company, WEBA, and the holders of all of the common stock (the “WEBA Shares”) of WEBA (the “WEBA Sellers”), dated the Closing Date. Pursuant to the WEBA SPA, the Company acquired all of the WEBA Shares from the WEBA Sellers for $150,000 in cash and $2.65 million in 8% Promissory Notes (the “Seller Notes”, and the transaction, the “WEBA Acquisition”). In addition, the Sellers may be entitled to receive earn-out payments of up to an aggregate of $2,500,000 for calendar years 2017, 2018, and 2019 based upon terms set forth in the WEBA SPA. Following the WEBA Acquisition, WEBA became a wholly owned subsidiary of the Company.

WEBA develops, manufactures and markets additive packages for the antifreeze/coolant, gas patch coolants and heat transfer fluid industry.

Seller Notes

The Seller Notes mature on December 27, 2021, or at an earlier date consistent with Section 2(d) of the Seller Notes (the “Seller Note Maturity Date”). The Seller Notes bear interest at a rate of 8% per annum due on the Seller Note Maturity Date or as otherwise specified by the Seller Note. The Seller Notes contain standard default provisions, including: (i) failure to repay the Seller Note when it is due at maturity; (ii) failure to pay any interest payment when due; (iii) failure to deliver financial statements on time; and (iv) other standard events of default.

RS&T Acquisition

On the Closing Date, the Company also closed its acquisition of a majority interest in Recovery Solutions & Technologies, Inc. (“RS&T”) pursuant to a Stock Purchase Agreement (the “RS&T SPA”) by and among the Company, RS&T, and the holder of 96% of the common stock (the “RS&T Shares”) of RS&T (the “RS&T Seller”), dated the Closing Date. Pursuant to the RS&T SPA, the Company acquired 96% of the RS&T Shares from the RS&T Seller for $360 in cash consideration (the “RS&T Acquisition”). The RS&T SPA provides that the Company will infuse the capital necessary to enable RS&T to exercise its contractual right to acquire certain assets of Union Carbide Corporation (“UCC”), a wholly owned subsidiary of The Dow Chemical Company, as further detailed below. Following the RS&T Acquisition, RS&T became a majority owned subsidiary of the Company.

UCC Acquisition

On December 28, 2016, the Company, through its 96% owned subsidiary RS&T, closed on the acquisition of certain glycol distillation assets from UCC at Institute, West Virginia (the “Institute Solutions Center”) pursuant to an Amended and Restated Asset Transfer Agreement, as amended (the “UCC Asset Transfer Agreement”), by and between RS&T and UCC, dated August 23, 2016, and as amended on December 1, 2016 (the “UCC Acquisition”). Pursuant to the UCC Asset Transfer Agreement, RS&T acquired the Institute Solutions Center for a purchase price of $1,725,000: (i) $862,500 payment, which RS&T paid to UCC prior to the RS&T Acquisition; and (ii) $862,500 (plus certain additional amounts as set forth in the UCC Asset Transfer Agreement), which the Company paid through its majority owned subsidiary, RS&T, on December 28, 2016.

The Institute Solutions Center is uniquely designed to process industrial waste glycol. The facility is located at the Dow Institute Site in Institute, WV. The Company plans to utilize the Institute Solutions Center to produce a product that both meets the virgin glycol antifreeze grade specification, ASTM E1177 EG-1, and achieves the important aesthetic requirement for most applications of having no odor. The acquired assets have a capacity of approximately 14-20 million gallons per year. The facility includes five distillation columns, three wiped-film evaporators, heat exchangers, processing and storage tanks, and other processing equipment. The facility’s tanks include feedstock storage capacity of several million gallons and finished goods storage capacity of several million gallons. The plant is equipped with rail and truck unloading/loading facilities, and on-site barge loading/unloading facilities.

The Company is treating the acquisition of the glycol distillation assets from UCC as an asset purchase. The estimated fair value of the assets acquired, based on an independent third party’s valuation analysis, is $13 million.

The foregoing description of the WEBA SPA, the Seller Notes, the RS&T SPA and the UCC Asset Transfer Agreement is not complete and is qualified in its entirety by reference to the full text of the WEBA SPA, the Seller Notes, the RS&T SPA and the UCC Asset Transfer Agreement, the forms of which are filed hereto as Exhibits 2.1, 10.1, 2.2 and 10.2, respectively, and which are incorporated by reference herein in their entirety.

Private Placement Offerings

5% Notes Issuance

On December 27, 2016, the Company entered into a subscription agreement (the “5% Notes Subscription Agreement”) by and between the Company and various funds managed by Wynnefield Capital. Pursuant to the 5% Notes Subscription Agreement, the Company offered and issued $1,000,000 in principal amount of 5% Senior Unsecured Promissory Notes (the “5% Notes”). The Company received $1,000,000 in net proceeds from the offering.

The 5% Notes

The 5% Notes will mature on May 31, 2017, or at an earlier date consistent with Section 2(d) of the 5% Note (the “5% Note Maturity Date”). The 5% Notes bear interest at a rate of 5% per annum due on the 5% Note Maturity Date or as otherwise specified by the 5% Note. The 5% Notes contain standard events of default, including: (i) failure to repay the 5% Note when it is due at maturity; (ii) failure to pay any interest payment when due; (iii) failure to deliver financial statements on time; and (iv) other standard events of default. If the 5% Notes are not repaid at the 5% Note Maturity Date, then the default rate becomes 12% per annum and the balance of the 5% Notes outstanding must be paid in four equal installments during the succeeding four months.

8% Notes Issuance

On December 27, 2016, the Company entered into subscription agreements (the “8% Notes Subscription Agreements”) by and between the Company and certain accredited investors. Pursuant to the 8% Notes Subscription Agreements, the Company offered and issued: (i) $1,760,000 in principal amount of 8% Senior Unsecured Promissory Notes (the “8% Notes”); and (ii) warrants (the “Warrants”) to purchase up to 5,500,000 shares of common stock of the Company (the “Common Stock”). The Company received $1,760,000 in net proceeds from the offering.

The 8% Notes

The 8% Notes will mature on December 27, 2017 (the “8% Note Maturity Date”), or at an earlier date consistent with Section 2(d) of the 8% Note. The 8% Notes bear interest at a rate of 8% per annum due on the 8% Note Maturity Date or as otherwise specified by the 8% Note. The 8% Notes contain standard events of default, including: (i) failure to repay the 8% Note when it is due at maturity; (ii) failure to pay any interest payment when due; (iii) failure to deliver financial statements on time; and (iv) other standard events of default.

The Warrants

The Warrants are exercisable for an aggregate of 5,500,000 shares of Common Stock, beginning on December 27, 2016, and will be exercisable for a period of three years. The exercise price with respect to the warrants is $0.08 per share. The exercise price and the amount of shares of Common Stock issuable upon exercise of the warrants are subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other similar issuances.

The foregoing description of the 5% Notes Subscription Agreement, the 5% Notes, the 8% Notes Subscription Agreements, the 8% Notes and the Warrants is not complete and is qualified in its entirety by reference to the full text of the 5% Notes Subscription Agreement, the 5% Notes, the 8% Notes Subscription Agreements, the 8% Notes and the Warrants, the forms of which are filed hereto as Exhibits 10.3, 10.4, 10.5, 10.6 and 4.1, respectively, and which are incorporated by reference herein in their entirety.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 hereof is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The issuance of the Warrants was made in reliance upon a private offering exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The offer, sale, and issuance qualified for this exemption based on the following factors, among others: (i) the absence of general solicitation; (ii) the investment representations made by the investors; (iii) the provision of appropriate disclosure to the investors; and (iv) the placement of restrictive legends on the relevant securities. In addition, the investors were all directors, officers, and affiliates of the Company with access to information in order to make an investment decision.

Item 5.02	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ian Rhodes Employment Agreement

As previously disclosed, on December 5, 2016, the Company appointed Ian Rhodes, 43 years old, as Chief Executive Officer of the Company. Mr. Rhodes previously served as the Company’s Chief Financial Officer. Prior to that, Mr. Rhodes served as the Chief Financial Officer of Calmare Therapeutics Incorporated, a biotherapeutic company furthering proprietary and patented pain migration and wound care technologies, responsible for all financial and accounting matters, including SEC reporting.

The Company entered into an Employment Agreement with Mr. Rhodes effective on December 30, 2016 (the “Rhodes Employment Agreement”). The initial term of the Rhodes Employment Agreement is one year (the “Rhodes Initial “Term”), with automatic renewals for successive one-year terms unless terminated by Mr. Rhodes or the Company.

Pursuant to the Rhodes Employment Agreement, Mr. Rhodes shall be entitled to receive: (i) an annual base salary of $175,000 (the “Rhodes Initial Base Salary”); (ii) an annual incentive of up to 50% of the Rhodes Initial Base Salary based upon the achievement of certain performance goals; and (iii) a stock grant of 1,000,000 shares of Common Stock, which shares shall fully vest when the price per share of the Common Stock, measured and approved based upon a 30-day trading volume weighted average price (VWAP), is equal to at least $0.20 per share. Mr. Rhodes will also be eligible to participate in the Company’s long term equity inventive plan, and to receive other such benefits as are generally available to officers of the Company.

If Mr. Rhodes terminates his employment for good reason, as defined in the Rhodes Employment Agreement, or is terminated by the Company other than for cause, as defined in the Rhodes Employment Agreement, the Company is required to pay Mr. Rhodes: (i) an amount equal to twelve months salary at the level of his base salary, as defined in the Rhodes Employment Agreement, then in effect; and (ii) to the extent not theretofore paid or provided, any other benefits, as defined in the Rhodes Employment Agreement.

The foregoing description of the terms of the Rhodes Employment Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.7 to this Current Report on Form 8-K, which is incorporated by reference herein.

Appointment of Richard Geib

On December 28, 2016, the Company appointed Richard Geib as Executive Vice President- Additives and Glycols of the Company.

Mr. Geib, 69, previously served as the Company’s Chief Technical Officer, developing the Company’s GlyEco Technology™, from November of 2011 to December of 2015. Prior to that, Mr. Geib was employed for over twenty years with the Monsanto Company, a multinational agrochemical and agricultural biotechnology company, serving in various functions including engineering, manufacturing, marketing and sales.

Richard Geib Employment Agreement

The Company entered into an Employment Agreement with Mr. Geib effective on December 28, 2016 (the “Geib Employment Agreement”). The initial term of the Geib Employment Agreement is three years (the “Geib Initial Term”), with automatic renewals for successive one-year terms, unless terminated by Mr. Geib or by the Company.

Pursuant to the Geib Employment Agreement, Mr. Geib shall be entitled to receive: (i) an annual base salary of $150,000 (the “Geib Initial Base Salary”); (ii) an annual incentive of up to 35% of the Geib Initial Base Salary based upon the achievement of certain performance goals; and (iii) a stock grant of 1,000,000 shares of Common Stock, which shares shall fully vest when the price per share of the Common Stock, measured and approved based upon a 30-day trading volume weighted average price (VWAP), is equal to at least $0.20 per share. Mr. Geib will also be eligible to participate in the Company’s long term equity inventive plan, and to receive other such benefits as are generally available to officers of the Company.

If Mr. Geib terminates his employment for good reason, as defined in the Geib Employment Agreement, or is terminated by the Company other than for cause, as defined in the Geib Employment Agreement, the Company is required to pay Mr. Geib the lesser of: (i) twelve months of his then current base salary, as defined in the Geib Employment Agreement; or (ii) the amount of base salary which would have been payable to him had the employment term, as defined in the Geib Employment Agreement, continued until the end of the Geib Initial Term or the then current one-year term of automatic extension, as defined in the Geib Employment Agreement, as applicable.

The foregoing description of the terms of the Geib Employment Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.8 to this Current Report on Form 8-K, which is incorporated by reference herein.

Family Relationships

There are no family relationships between Mr. Geib and any director or executive officer of the Company.

Related Party Transactions

There are no related party transactions involving Mr. Geib that are reportable under Item 404(a) of Regulation S-K.

Item 8.01	Other Events

On the Closing Date, the Company issued a press release (the “December 27th Press Release”) announcing the WEBA Acquisition and the RS&T Acquisition. On January 3, 2017, the Company issued a press release (the “January 3rd Press Release”) announcing the closing of the UCC Acquisition. Copies of the December 27th Press Release and the January 3rd Press Release are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements

Financial statements of WEBA required by Item 9.01(a) of Form 8-K are not being included with this filing, but are intended to be filed by amendment no later than 71 calendar days from the date of the filing of this current report on Form 8-K.

(b)	Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K are not being included with this filing, but are intended to be filed by amendment no later than 71 calendar days from the date of the filing of this current report on Form 8-K.

(d)	Exhibits

Exhibit No.	Description
2.1	Stock Purchase Agreement by and between GlyEco, Inc., WEBA Technology Corp., and the shareholders of WEBA Technology Corp. dated December 27, 2016.
2.2	Stock Purchase Agreement by and between GlyEco, Inc., Recovery Solutions and Technologies, Inc., and the shareholders of Recovery Solutions and Technologies, Inc. dated December 27, 2016.
4.1	Form of Warrant.
10.1	Form of Seller Note.
10.2	Amended and Restated Asset Transfer Agreement, by and between GlyEco, Inc. and Union Carbide Corporation, dated August 23, 2016, as amended on December 1, 2016.
10.3	Form of 5% Notes Subscription Agreement.
10.4	Form of 5% Note.
10.5	Form of 8% Notes Subscription Agreement.
10.6	Form of 8% Note.
10.7	Employment Agreement with Ian Rhodes, dated December 30, 2016.
10.8	Employment Agreement with Richard Geib, dated December 28, 2016
99.1	Press Release of GlyEco, Inc. dated December 27, 2016.
99.2	Press Release of GlyEco, Inc. dated January 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLYECO, INC.

Dated: January 4, 2017	By:	/s/ Ian Rhodes
Ian Rhodes
Chief Executive Officer
(Principal Executive Officer)